SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2011

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The registrant held its Annual Meeting of Shareholders on April 20, 2011.

(b) Proxies for the meeting were solicited pursuant to Regulation 14A of the Exchange Act; there was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement and all such nominees were elected. The results of the voting for three Class III Directors for a term of three years are set forth below:

Nominee	Votes For	Votes Withheld	Abstain/ Broker Non-Votes
John C. Kelly	68,392,120	2,968,051	5,818,822
Gail K. Naughton	69,757,417	1,602,754	5,818,822
John H. Weiland	69,910,311	1,449,860	5,818,822

Class I and II Directors whose terms continued after the Annual Meeting of Shareholders are Marc C. Breslawsky, Herbert L. Henkel, Tommy G. Thompson, Timothy M. Ring, David M. Barrett, Theodore E. Martin, Anthony Welters and Tony L. White.

Described below are the other matters voted upon at the Annual Meeting of Shareholders and the number of affirmative votes, negative votes and abstentions and broker non-votes.

I.	Ratification of the appointment of KPMG LLP, as independent registered public accounting firm for the fiscal year 2011 – approved.

For	76,098,788
Against	933,183
Abstain and broker non-votes	147,022

II.	“Say-on-Pay” advisory vote on the approval of compensation of our named executive officers – approved.

For	59,626,149
Against	11,090,192
Abstain and broker non-votes	6,462,652

III.	“Say-When-on-Pay” advisory vote on the approval of the frequency of shareholder votes on compensation of our named executive officers – One Year.

1 Year	65,527,518
2 Years	369,018
3 Years	5,238,908
Abstain	6,043,549

The Company has considered these results and has determined that it will hold an advisory vote to approve the compensation of its named executive officers every year until the next required vote on the frequency of advisory votes on the compensation of the Company’s named executive officers.

IV.	Shareholder proposal relating to sustainability reporting on environmental, social and governance (ESG) business practices – not approved.

For	15,050,725
Against	39,541,022
Abstain and broker non-votes	22,587,246

V.	Shareholder proposal relating to annual election of directors – approved.

For	56,693,402
Against	14,415,597
Abstain and broker non-votes	6,069,994

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

Date: April 22, 2011	/s/ Stephen J. Long
Stephen J. Long Vice President and General Counsel